Exhibit 99.2

Evaluating lung function response to umeclidinium/vilanterol (UMEC/VI) 62.5/25mcg, UMEC 62.5mcg and VI 25mcg in COPD patients

Poster No. 291

Donohue JF,(1) Singh D,(2) Munzu C,(3) Kilbride S,(3) Church A(4)

(1)University of North Carolina, North Carolina, USA; (2)University of Manchester and University Hospital of South Manchester Foundations Trust, Manchester, UK; (3)GSK, London, UK; (4)GSK, Research Triangle Park, NC, USA

Aims

•                  The long-acting muscarinic antagonist (LAMA), umeclidinium (UMEC), and the combination of UMEC with the long-acting beta2 agonist (LABA) vilanterol (VI) are approved maintenance treatments for chronic obstructive pulmonary disease (COPD) in the USA,(1) EU(2) and several other countries.

•                  UMEC/VI significantly improved lung function vs placebo(3),(4) and vs each monotherapy in parallel group studies.(3–5)

•                  A key point of interest for use of UMEC/VI (and other LAMA/LABA combinations) in clinical practice is to identify patient subgroups who will gain the most benefit from this dual therapy.

•                  The objective of these studies was to determine whether once-daily UMEC/VI provides additional benefit in patients with moderate-to-very severe COPD classified as responders (>12% and >200mL increase in FEV1 from baseline [BL]) or non-responders to UMEC or VI monotherapy.

Methods

Study design and population

•                  Two phase IIIb, multicentre, randomised, double-blind, three-way, complete block, cross-over trials evaluating lung function response in COPD patients (GSK study codes: DB2116132; DB2116133; clinicaltrials.gov numbers: NCT02014480; NCT01716520).

•                  Inclusion criteria were: males or females ≥40 years old; pre- and post-salbutamol forced expiratory volume in 1s (FEV1)/forced vital capacity (FVC) ratio <0.70 and FEV1 <70% predicted normal; current or former (stopped smoking for ≥6 months) smokers with a history of ≥10 pack-years.

•                  Key exclusion criteria were: asthma/other known respiratory disorders; hospitalisation for COPD or pneumonia within 12 weeks of screening.

Treatment

•                  After a 5–7 day run-in period, patients were randomised to receive each of three treatments: UMEC 62.5mcg (delivered dose 55mcg); VI 25mcg (delivered dose 22mcg); UMEC/VI 62.5/25mcg (delivered dose 55/22mcg). Treatments were administered once daily via the ELLIPTA® dry powder inhaler for 14 days with a 10–14 day washout between each treatment period.

Endpoints and analyses

•                  Responder types to each monotherapy were identified on Day 1; a responder had an FEV1 increase from BL of ≥12% and ≥200mL at any time 0–6h post-dose on Day 1.

•                  Several endpoints were evaluated in these studies, not all of which are shown.

•                  Efficacy endpoints evaluated in the individual studies and the pooled (post-hoc) analyses and reported herein

•                  weighted mean (wm) FEV1 over 0–6h post-dose on Day 14 of each treatment period (primary endpoint)

•                  trough FEV1 on Day 15 (a secondary endpoint).

•                  Safety endpoints (adverse events [AEs]; COPD exacerbations; vital signs) were assessed.

•                  The primary analysis, change from BL in 0–6h wmFEV1 on Day 14 was by an analysis of covariance model.

•                  Analyses compared UMEC/VI vs UMEC in UMEC responders, UMEC/VI vs VI in VI responders, and UMEC/VI vs UMEC and VI in non-responders.

Results

Baseline characteristics

•                  In DB2116132, 238 patients enrolled, 207 randomised and 192 (93%) completed the study. In DB2116133, 207 patients enrolled, 182 randomised and 159 (87%) completed the study.

•                  Patient demographics and BL characteristics were similar between studies

•                  COPD severity was marginally worse and less patients were reversible to salbutamol and salbutamol/ipratropium in DB2116132 vs DB2116133 (Table 1).

Table 1. Baseline and disease characteristics (ITT populations)

	DB2116132 (N=207)	DB2116133 (N=182)	Pooled (N=389)
Age, mean ± SD, years	60.5 ± 7.99	63.2 ± 8.19	61.8 ± 8.18
Sex: male, n (%)	169 (82)	127 (70)	296 (76)
White race, n (%)	207 (100)	182 (100)	389 (100)
Current smoker, n (%)	115 (56)	100 (55)	215 (55)
Screening lung function: pre-bronchodilator FEV1, mean ± SD, L	1.354 (0.4732)	1.297 (0.4054)	1.328 (0.4431)
GOLD stage (percent predicted FEV1) and reversibility, n (%)
Stage II (≥50% to <80%) = moderate	83 (40)	80 (44)	163 (42)
Stage III (≥30% to <50%) = severe	95 (46)	91 (50)	186 (48)
Stage IV (<30%) = very severe	29 (14)	11 (6)	40 (10)
Reversible to salbutamol	32 (15)	71 (39)	103 (26)
Reversible to salbutamol and ipratropium	73 (36)*	105 (58)	178 (46)

*n=205

Treatment response (Day 1)

•                  In the pooled analysis (N=389), there were 67 (17%) responders to UMEC only, 79 (20%) responders to VI only, 106 (27%) responders to both UMEC and VI, 118 (30%) non-responders to UMEC and VI, and 19 (5%) patients had missing data (defined as a patient either missing both monotherapy treatments or a non-responder to one monotherapy treatment and missing the other).

Efficacy – lung function (pooled analysis)

•                  In responders to UMEC and VI, UMEC/VI significantly increased the least squares (LS) mean change from BL in wmFEV1 0–6h and trough FEV1 compared with each monotherapy (Table 2, Figure 1).

•                  In non-responders to UMEC and VI, UMEC/VI significantly improved wmFEV1 0–6h and trough FEV1 compared with monotherapy (Table 3, Figure 1).

Efficacy – additive and synergistic effects

LS mean change from BL in wmFEV1 0–6h on Day 14 by response type

•                  In the pooled analysis, in UMEC and VI non-responders, response to UMEC/VI was more than additive, possibly synergistic (+114mL compared with +44mL for UMEC and +52mL for VI monotherapies).

•                  The treatment effect was synergistic in DB2116132 (+92mL vs +14mL and +35mL) and additive in DB2116133 (+130mL vs +77mL and +57mL), respectively.

LS mean change from BL in trough FEV1 on Day 15 by response type

•                  In the pooled analysis, in UMEC and VI non-responders, response to UMEC/VI on Day 15 was synergistic: +81mL compared with +39mL for UMEC and +23mL for VI monotherapies.

•                  The treatment effect was synergistic in DB2116132 (+62mL vs +16mL and +4mL) and additive in DB2116133 (+92mL vs +60mL and +35mL), respectively.

Table 2. Analysis of 0–6h wmFEV1 on Day 14 and trough FEV1
on Day 15 by response type on Day 1 (ITT populations)

Endpoint	DB2116132	DB2116133	Pooled analysis
UMEC/VI vs UMEC in responders to UMEC

Difference in wmFEV1, L	0.108	0.121	0.114
(95% CI)	(0.065,0.151)	(0.085,0.157)	(0.086,0.142)
p-value	<0.001	<0.001	<0.001
n	79	90	169

Difference in trough FEV1, L	0.065	0.083	0.077
(95% CI)	(0.018,0.111)	(0.043,0.124)	(0.046,0.107)
p-value	0.007	<0.001	<0.001
n	79	90	169

UMEC/VI vs VI in responders to VI

Difference in wmFEV1, L	0.082	0.098	0.092
(95% CI)	(0.040,0.125)	(0.067,0.130)	(0.066,0.118)
p-value	<0.001	<0.001	<0.001
n	77	102	179

Difference in trough FEV1, L	0.060	0.107	0.086
(95% CI)	(0.014,0.106)	(0.071,0.142)	(0.057,0.115)
p-value	0.011	<0.001	<0.001
n	78	101	179

Table 3. Analysis of 0–6h wmFEV1 on Day 14 and trough FEV1 on Day 15 in non-responders to UMEC and VI monotherapy on Day 1 (ITT populations)

	DB2116132		DB2116133		Pooled analysis
Endpoint	vs UMEC	vs VI	vs UMEC	vs VI	vs UMEC	vs VI
0–6h wmFEV1, L
UMEC/VI vs monotherapy
Difference	0.078	0.057	0.052	0.073	0.070	0.062
(95% CI)	(0.036,0.120)	(0.015,0.099)	(0.001,0.104)	(0.021,0.124)	0.038,0.103)	(0.030,0.094)
p-value	<0.001	0.008	0.047	0.006	<0.001	<0.001
n	80	79	36	37	116	116

Trough FEV1, L
UMEC/VI vs monotherapy
Difference	0.046	0.058	0.031	0.057	0.042	0.058
(95% CI)	(0.000,0.092)	(0.013,0.104)	(–0.027,0.090)	(–0.001,0.114)	(0.007,0.078)	(0.023,0.094)
p-value	0.049	0.012	0.293	0.055	0.020	0.001
n	80	79	35	37	115	116

Safety assessments

•                  The safety profiles of UMEC/VI, UMEC and VI were consistent with the known safety profile of LAMA/LABA and there was no evidence of an additive effect with UMEC/VI compared with UMEC or VI monotherapy.

•                  The incidence of AEs was similar across treatment groups in both studies: 18% UMEC/VI; 12–16% UMEC; 15–18% VI. The most common AEs (≥3% patients in any treatment group) were nasopharyngitis and headache. One fatality was reported in DB2116133 (oesophageal carcinoma/pancreatic carcinoma).

•                  The incidence of serious AEs was <1% (1 patient) across all treatment arms with the exception of the UMEC/VI and UMEC arms in the DB2116133 study (both 2% [3 patients]).

•                  Two patients in DB2116132 (1 receiving UMEC; 1 receiving UMEC/VI), and 3 patients in DB2116133 (2 receiving UMEC; 1 receiving VI) had COPD exacerbations leading to withdrawal.

•                  Mean changes from BL in vital signs (blood pressure, heart rate) were similar across treatments within each study.

Responders to UMEC
Responders to VI
Non-responders to UMEC and VI
a
b
c
d
e
f
LS mean change (SE) from baseline, L 0-6h wmFEV1 on day 14
LS mean change (SE) from baseline, L trough FEV1 on day 15
0.4
0.3
0.2
0.1
0.0
***
**
*
UMEC 62.5mcg n=169
VI 25mcg n=168
UMEC/VI 62.5/25mcg n=169
UMEC 62.5mcg n=177
VI 25mcg n=179
UMEC/VI 62.5/25mcg n=180
UMEC 62.5mcg n=116
VI 25mcg n=116
UMEC/VI 62.5/25mcg n=116
UMEC 62.5mcg n=169
VI 25mcg n=167
UMEC/VI 62.5/25mcg n=167
UMEC 62.5mcg n=177
VI 25mcg n=179
UMEC/VI 62.5/25mcg n=179
UMEC 62.5mcg n=115
VI 25mcg n=116
UMEC/VI 62.5/25mcg n=115

*p=0.020 for UMEC/VI versus UMEC in non-responders to UMEC and VI (panel f)
**p=0.001 for UMEC/VI versus VI in non-responders to UMEC and VI (panel f)
***p<0.001 for: UMEC/VI versus UMEC in UMEC responders (panels a and d); UMEC/VI versus VI in VI responders (panels b and e); UMEC/VI versus UMEC and versus VI in non-responders to UMEC and VI (panel c)

Conclusions

•                  Once-daily UMEC/VI improved lung function in patients with moderate-to-very severe COPD identified as responders to UMEC and VI monotherapy, and in those identified as non-responders to UMEC and VI monotherapy, without additional safety findings for combined therapy over monotherapy.

•                  These results suggest that dual bronchodilation with the fixed-dose, once-daily UMEC/VI combination is a potential treatment option for patients with moderate-to-very severe COPD and may offer additional benefits over its mono components.

References

(1)         ANORO US prescribing information, May 2014. Available at https://www.gsksource.com/gskprm/htdocs/documents/ANORO-ELLIPTA-PI-MG.PDF. Date last accessed: 21 August 2014.

(2)         ANORO EU summary of product characteristics, 16 May 2014. Available at http://www.medicines.ie/medicine/16007/SPC/ANORO+55+micrograms+22+micrograms+inhalation+powder,+pre-dispensed/. Date last accessed: 21 August 2014.

(3)         Celli B, et al. Chest 2014;145:981–91.

(4)         Donohue JF, et al. Respir Med 2013;107:1538–46.

(5)         Decramer M, et al. Lancet Respir Med 2014;2:472–86.

Acknowledgements

•                  The presenting author, JF Donohue, declares the following real or perceived conflicts of interest during the last 3 years in relation to this presentation: has served as consultant to Almirall, AstraZeneca, Boehringer Ingelheim, Dey, Elevation Pharmaceuticals, Forest Laboratories, GSK, Novartis, Pearl Pharmaceuticals, Pfizer and Sunovion; and has served as a member of Drug Safety Monitoring Boards for the NIH, Novartis, Otsuka, Pearl and Teva. D Singh has served as consultant to Almirall, AstraZeneca, Boehringer Ingleheim, Chiesi, Cipla, GSK, Novartis, Nycomed and Roche; has received research grants from AstraZeneca, Almirall, Boehringer Ingleheim, Chiesi, Cipla, GSK, Novartis, Nycomed and Roche; has received payment for lectures including service on speakers bureaus from AstraZeneca, Almirall, Boehringer Ingleheim, Chiesi, Cipla, GSK, Novartis, Nycomed, Roche and Takeda. All other authors are employed by and hold stock in GSK.

•                  These studies were funded by GSK (GSK study codes: DB2116132 and DB2116133; clinicaltrials.gov: NCT02014480 and NCT01716520).

•                  Editorial support (in the form of writing assistance, assembling tables and figures, collating author comments, grammatical editing and referencing) was provided by Angela Rogers, PhD and Jackie Phillipson, PhD at Gardiner-Caldwell Communications (Macclesfield, UK) and was funded by GSK.

ELLIPTA® is a trade mark of the GlaxoSmithKline group of companies

Presented at the European Respiratory Society (ERS) International Congress, Munich, Germany, 6–10 September 2014